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Applied Micro Circuits Corporation

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INVITATION TO 2004 ANNUAL MEETING OF STOCKHOLDERS

DATE: Wednesday, September 1, 2004

TIME: 10:00 a.m.

PLACE: AMCC Corporate Headquarters

6290 Sequence Drive, San Diego, CA 92121

July 16, 2004

Dear Fellow Stockholder:

Please join me at our Annual Meeting on September 1, 2004, where we will ask you to elect our Board of Directors and to vote on the ratification of the selection of our auditors.

In addition to the formal items of business, at our Annual Meeting I will review the major Company developments over the past year and share with you plans for our future. You will have the opportunity to ask questions and express your views to the senior management of your Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the Proxy Statement. Please vote as soon as possible.

Sincerely yours,

DAVID M. RICKEY
Chairman of the Board, President and CEO

APPLIED MICRO CIRCUITS CORPORATION

6290 SEQUENCE DRIVE

SAN DIEGO, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 1, 2004

To the Stockholders of Applied Micro Circuits Corporation:

The annual meeting of stockholders of Applied Micro Circuits Corporation will be held at the principal executive offices of the Company located at 6290 Sequence Drive, San Diego, California on Wednesday, September 1, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors;

2.     To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2005; and

3.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is July 6, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Stephen M. Smith Secretary

San Diego, California

July 16, 2004

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

APPLIED MICRO CIRCUITS CORPORATION

6290 SEQUENCE DRIVE

SAN DIEGO, CA 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 1, 2004

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Applied Micro Circuits Corporation (sometimes referred to as the “Company” or “AMCC”) sent you this proxy statement and the enclosed proxy card because its Board of Directors is soliciting your proxy to vote at the 2004 annual meeting of stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. You may simply complete, sign and return your proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about July 16, 2004 to all stockholders entitled to vote at the annual meeting.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of seven directors;

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending March 31, 2005.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on July 6, 2004 will be entitled to vote at the annual meeting. On this record date, there were 311,901,311 shares of common stock outstanding and entitled to vote.

Am I a stockholder of record?

If on July 6, 2004 your shares were registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record.

What if my AMCC shares are not registered directly in my name but are held in Street Name?

If on July 6, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If I am a stockholder of record of AMCC shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. The procedures for voting are fairly simple:

•	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

•	To vote by proxy, simply complete, sign and date your proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on August 31, 2004 to be counted.

•	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on August 31, 2004 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

No matter which procedure you choose, in the election of directors, you may either vote “For” all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. For Proposal 2 and any other matter to be voted on at the meeting, you may vote “For” or “Against” or abstain from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

If I am a beneficial owner of AMCC shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received a proxy card and voting instructions with these proxy materials from the organization that is the record owner of your shares rather than from AMCC. Simply complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by that organization. To vote in person at the annual meeting, you must obtain a valid proxy from that organization. To request the requisite proxy form, follow the instructions from your broker included with these proxy materials or contact your broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes will be counted towards the presence or absence of a quorum but will not be counted towards the affirmative vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•	To be approved, Proposal 2 must receive a “For” vote from the majority of the shares present at the meeting or represented by proxy.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock of the Company that you owned as of July 6, 2004.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are present at the meeting or represented by proxy. On the record date, there were 311,901,311 shares outstanding and entitled to vote. Thus 155,950,657 shares must be present at the meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or represented by proxy may adjourn the meeting to another date.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, and “For” the ratification of Ernst & Young LLP as independent auditors of the Company. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company (Attn: Stephen M. Smith, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, CA 92121).

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of AMCC shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from your broker.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2005, which ends September 30, 2004.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 18, 2005, to the Secretary of the Company (Attn: Stephen M. Smith, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, CA 92121). Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting must do so after May 4, 2005 but not later than June 3, 2005. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to the knowledge of the Company, owned beneficially as of June 1, 2004, more than 5% of the outstanding shares of common stock:

Name and Address	Number of Shares	Percent of Total(1)
Capital Research & Management(2)	26,775,000	8.6%
333 South Hope Street
55th Floor
Los Angeles, CA 90071-1447

Capital Group International, Inc.(3)	24,787,810	8.0%
11100 Santa Monica Boulevard
Suite 1500
Los Angeles, CA 90025-3384

1.	Applicable percentages are based on 311,756,524 shares of common stock outstanding on June 1, 2004.
2.	According to a Schedule 13G filed with the SEC on February 10, 2004, Capital Research and Management Company, an investment advisor under Section 203 of the Investment Advisors Act of 1940 is deemed to be the beneficial owner of these securities.
3.	According to a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2004 by Capital Group International, Inc. (“CGII”), CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these securities. The wholly owned subsidiaries of CGII which acquired these securities are (i) Capital Guardian Trust Company, (ii) Capital International Limited, (iii) Capital International S.A., (iv) Capital International Research and Management, Inc. dba Capital International, Inc.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to the Company as of June 1, 2004, of AMCC common stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the “1934 Act”), of each director, the chief executive officer and the four other most highly compensated executive officers of the Company during fiscal 2004 and all directors and executive officers of the Company, as a group.

Name(1)	Number of Shares(2)	Percent of Total(3)
David M. Rickey(4)	7,435,072	2.3%
Roger A. Smullen, Sr.(5)	2,804,521	*
Ramakrishna R. Sudireddy(6)	2,736,514	*
Brent E. Little(7)	1,893,012	*
Franklin P. Johnson, Jr.(8)	1,866,932	*
Thomas L. Tullie(9)	1,346,150	*
Stephen M. Smith(10)	637,523	*
Arthur B. Stabenow(11)	518,426	*
Harvey P. White(12)	372,500	*
L. Wayne Price(13)	212,500	*
Cesar Cesaratto(14)	162,500	*
All executive officers and directors as a group (15 persons)(15)	21,297,599	6.5%

(1)	The address for the executive officers and directors of the Company is: c/o Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, CA 92121
(2)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days after June 1, 2004 are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 311,756,524 shares of common stock outstanding on June 1, 2004.
(4)	Includes 201,460 shares of common stock owned by the David Rickey & Jan E. Nielsen Family Trust and 6,704,167 shares of common stock issuable upon the exercise of vested options that are exercisable within 60 days of June 1, 2004.
(5)	Includes 484,499 shares of common stock issuable upon the exercise of vested options that are exercisable within 60 days of June 1, 2004.
(6)	Includes 1,547,924 shares of common stock issuable upon the exercise of vested options that are exercisable within 60 days of June 1, 2004.
(7)	Includes 90,564 shares of common stock owned by the Little Family Trust and 1,797,610 shares issuable upon the exercise of vested options that are exercisable within 60 days of June 1, 2004.
(8)	Includes 561,328 shares of common stock owned by Mr. Johnson’s wife and 662,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(9)	Includes 1,090,850 shares of common stock issuable upon the exercise of vested options that are exercisable within 60 days of June 1, 2004.
(10)	Includes 625,314 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(11)	Includes 262,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(12)	Includes 362,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(13)	Includes 212,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(14)	Includes 162,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.
(15)	Includes 15,111,860 shares issuable upon the exercise of options that are exercisable within 60 days of June 1, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, excluding Form 4 filings that were not timely filed in connection with stock option grants made to executive officers of the Company in December 2003. The Forms were filed 12 days late due to an administrative error. The late filings were in connection with option grants made on December 22, 2003 to Timothy M. Heenan, Candace H. Kilburn, Brent E. Little, Stephen M. Smith, Roger A. Smullen, Ramakrishna R. Sudireddy and Thomas L. Tullie.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Seven directors will be elected to the Board of Directors of AMCC at the annual meeting. Nominees proposed for election as directors are listed below. Directors will hold office until the next annual meeting. Each of the nominees is now a member of the Board of Directors and was elected at the 2003 annual meeting.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by the Governance and Nominating Committee of the Board of Directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Douglas C. Spreng and Kevin N. Kalkhoven, each of whom served as a director during fiscal 2004, resigned during fiscal 2004. The Board of Directors has passed a resolution reducing the fixed number of directors on the Board to seven directors.

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

The following information was provided by the nominees:

DAVID M. RICKEY
Chairman of the Board

Age:	48

Director Since:	1996

Principal Occupation:	Chairman of the Board, President and Chief Executive Officer of the Company

Recent Business Experience:	Chief Executive Officer since February 1996. Vice President of Operations for the Company (August 1993 to May 1995); Vice President of Operations at NextGen (May 1995 to February 1996).

Other Directorships:	Macropore Biosurgery Inc., AMIS Holdings, Inc. (formerly AMI Semiconductor)

ROGER A. SMULLEN, SR.
Vice Chairman

Age:	68

Director Since:	1982

Principal Occupation:	Vice Chairman of the Board of Directors

Recent Business Experience:	Chairman of the Board of the Company (October 1982 to August 2000); Acting Vice President, Operations of the Company (August 1997 to October 1997); Chief Executive Officer of the Company (April 1983 to April 1987). Co-founder of National Semiconductor Corporation (1967).

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

CESAR CESARATTO
Lead Independent Director

Age:	56

Director Since:	2002

Principal Occupation:	Development of start-up technology companies

Recent Business Experience:	Various executive positions with Nortel Networks Corporation spanning product development, operations, sales and marketing for communication systems as well as components (from 1970 to May 2001). His most recent position was President Wireless Systems for Europe Middle East and Africa.

Other Directorships:	Gennum Corporation

Committee Memberships:	Chairman of the Governance and Nominating Committee, Member of the Compensation Committee

FRANKLIN P. JOHNSON, JR.

Age:	76

Director Since:	1980

Principal Occupation:	General Partner of Asset Management Partners, a venture capital limited partnership

Recent Business Experience:	Private venture capital investor for more than 35 years.

Other Directorships:	Amgen, Inc.

Committee Memberships:	Chairman of the Audit Committee, Member of the Governance and Nominating Committee

L. WAYNE PRICE

Age:	43

Director Since:	2001

Principal Occupation:	Chief Executive Officer and co-founder of WayNet, Inc.

Recent Business Experience:	Chief Executive Officer and co-founder of Valiant Networks (November 1999 to November 2001); Vice President of Network Architecture and Chief Technology Officer at Williams Networks (April 1995 to November 1999).

Committee Memberships:	Member of the Compensation Committee

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

ARTHUR B. STABENOW

Age:	66

Director Since:	1988

Principal Occupation:	Retired

Recent Business Experience:	Chairman, President and Chief Executive Officer of Micro Linear Corporation (April 1986 to January 1999).

Other Directorships:	Zoran, Inc.

Committee Memberships:	Chairman of the Compensation Committee, Member of the Audit Committee and the Governance and Nominating Committee

HARVEY P. WHITE

Age:	70

Director Since:	1999

Principal Occupation:	Owner and Principal of (SHW)2, a business development and consulting firm.

Recent Business Experience:	Chairman and Chief Executive Officer of Leap Wireless International. Leap Wireless International filed a voluntary petition for reorganization under federal bankruptcy laws in April 2003. President of Qualcomm Incorporated (May 1992 to June 1998)

Other Directorships:	Leap Wireless International

Committee Memberships:	Member of the Audit Committee

The Governance and Nominating Committee of the Board Of Directors

Recommends a Vote in Favor of Each Named Nominee.

CORPORATE GOVERNANCE

AMCC has long upheld a set of basic beliefs to guide its actions, including the belief that business should be conducted consistent with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors.

The Company is committed to continuously improve its governance process to meet and exceed all regulatory requirements. The following corporate governance profile for AMCC highlights some of the initiatives undertaken by the Board of Directors:

Independent Directors

•	A majority of our Board members meet the heightened independence standards set by the SEC and Nasdaq, and only two of our directors are employed by the Company. The two employee directors are David M. Rickey and Roger A. Smullen.

•	The independent directors regularly meet in executive session to discuss matters of interest to them without management present.

Lead Independent Director

•	The Board of Directors has established the position of lead independent director, currently held by Cesar Cesaratto, an independent director under Nasdaq listing standards.

•	The lead independent director coordinates, develops the agenda for, and moderates executive sessions of the Board’s independent directors, and acts as a liaison between the independent directors and the Chairman on sensitive issues, coordinates the independent directors’ annual evaluations of the performance of the Chief Executive Officer and Chief Financial Officer and provides the evaluations to the Compensation Committee in connection with its annual evaluation of the officers’ performance, provides recommendations as to the membership of the various Board Committees, as well as selection of the Committee Chairs; and retains such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.

Governance and Nominating Committee

•	The Governance and Nominating Committee has adopted a charter that can be found in the Investor Information section of our corporate Web site, http://www.amcc.com, under Corporate Governance.

•	In accordance with its charter, the Governance and Nominating Committee establishes effective corporate governance processes, including oversight of the appointment of new directors, Board committee structure and membership, Board compensation and Chief Executive Officer succession planning.

•	Every Governance and Nominating Committee member is an independent director under Nasdaq listing standards.

Compensation Committee

•	The charter of the Compensation Committee can be found in the Investor Information section of our corporate Web site, http://www.amcc.com, under Corporate Governance.

•	In accordance with its charter, the Compensation Committee reviews and approves all executive compensation matters.

•	Every Compensation Committee member is an independent director under Nasdaq listing standards.

Audit Committee

•	The Audit Committee has established policies that are consistent with the corporate reform laws for auditor independence.

•	The Audit Committee charter can be found in the Investor Information section of our corporate Web site, http://www.amcc.com, under Corporate Governance.

•	The Board of Directors has determined that each of the current members of the Audit Committee qualifies as an “audit committee financial expert” in accordance with applicable SEC rules and that each is independent under current Nasdaq listing standards.

•	The Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by the Company’s independent auditors, Ernst & Young LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis for specific tasks before engagement. The Audit Committee has delegated the pre-approval of services to the Chairman who is required to report each pre-approval to the full Audit Committee no later than its next meeting.

•	Ernst & Young LLP, our independent auditors, report directly to the Audit Committee, which meets at least quarterly with the auditors without management present.

Corporate Governance Guidelines

•	The Board has adopted a set of Guidelines that cover a broad range of corporate governance issues including director qualification and responsibility. The Guidelines can be found in the Investor Information section of our corporate Web site, http://www.amcc.com, under Corporate Governance.

Code of Business Conduct and Ethics

•	The Board has also adopted a Code of Business Conduct and Ethics for the Company that all directors, executive officers and employees must review and abide by.

•	The Code of Business Conduct and Ethics includes policies on regulatory compliance, conflicts of interest and confidentiality.

•	The Code of Business Conduct and Ethics can be found in the Investor Information section of our corporate Web site, http://www.amcc.com, under Corporate Governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness regarding stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Governance and Nominating Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s Web site.

In addition, the Company has a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Shareholders. Board members are invited and are expected to attend the meetings of the Company’s stockholders.

GOVERNANCE AND NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Historically, the Company has not had a formal policy concerning stockholder recommendations to the Governance and Nominating Committee. To date, the Company has not received any recommendations from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Governance and Nominating Committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy of stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom and mature judgement. In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	The appropriate size of the Company’s Board of Directors;

•	The needs of the Company with respect to the particular talents and experience of its directors;

•	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other board members.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors with the skills and characteristics that taken together will assure a strong Board with experience and expertise in corporate governance.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance and Nominating Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under Nasdaq listing standards. The Governance and Nominating Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Governance and Nominating Committee then uses its network of contacts to compile a list of candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Governance and Nominating Committee has not paid a fee to any third party to assist in identifying potential nominees.

BOARD MEETINGS AND ATTENDANCE

Board Meetings in Fiscal 2004:  Fifteen (15)

Board Committees:  Three standing committees: Audit, Compensation, Governance and Nominating

Total Committee Meetings in Fiscal 2004:  Twenty-two (22)

Fiscal 2004 Attendance:  Each current Board member attended 75% or more of the meetings of the Board and the committees on which he served, held during the period for which he was a director or committee member.

BOARD COMMITTEES

Name of Committee and Members	Principal Functions of the Committee		Meetings in fiscal 2003
Audit Franklin P. Johnson, Jr., Chairman Arthur B. Stabenow Harvey P. White (since March 1, 2004) L. Wayne Price (until March 1, 2004)	•	Has direct responsibility for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s outside auditors. The Company’s outside auditors report directly to the Committee, and the Committee’s responsibilities include: the resolution of disagreements between management and the outside auditors regarding financial reporting and the pre-approval of all audit and non-audit services provided by the Company’s outside auditors.	9

	•	Receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.

	•	Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices.

	•	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.

Compensation Arthur B. Stabenow, Chairman Cesar Cesaratto L. Wayne Price (since March 1, 2004) Harvey P. White (until March 1, 2004)	•	Approves remuneration arrangements for all of the Company’s executive officers, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.	7

	•	Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers and employees under such plans.

Name of Committee and Members	Principal Functions of the Committee		Meetings in fiscal 2003

	•	Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels, generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.

	•	Has sole authority to engage an executive compensation consultant.

Governance & Nominating Cesar Cesaratto, Chairman Franklin P. Johnson, Jr. Arthur B. Stabenow	•	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.	6

	•	Recommends candidates for election to the Board at the annual meeting.

	•	Advises the Board on appropriate compensation for outside directors.

	•	Advises the Board on corporate governance matters.

	•	Has sole authority to engage a search firm to identify director candidates.

	•	Annually evaluates the performance of the members of the Board of Directors.

	•	Evaluates the effectiveness of the meetings of the Board, including agendas, meeting materials, meeting structure and organization, schedule of meetings and minutes.

REPORT OF THE COMPENSATION COMMITTEE (1)

The Compensation Committee of the Board has responsibility for administering and approving all elements of compensation for executive officers of the Company. It also grants options under the Company’s equity incentive plans. The Committee has direct responsibility to review and approve the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the CEO’s performance in light of these goals and objectives, and determines and approves the CEO’s compensation level based on the evaluation.

All members of the committee are independent in accordance with Nasdaq listing standards. Executive officers who are also directors are not present during voting or deliberations involving their own compensation. The Committee reports to the Board of Directors on its actions and recommendations following every meeting.

General Compensation Philosophy

Under the supervision of the Compensation Committee, the Company’s compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company’s marketplace success and industry leadership. It is the objective of the Company to reward its executives for advancing business strategies and aligning Company interests with those of the stockholders. Each executive’s compensation is dependent upon the Company’s performance as well as upon the executive’s individual performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus tied to achievement of both Company and individual annual performance goals and payable in cash if earned, and (iii) stock options which are designed to align the long-term interests of the executive officer with those of the Company’s stockholders.

The Compensation Committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the Company.

The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

In setting base salaries, the Compensation Committee considers a number of factors, including benchmark data from nationally recognized surveys of similar high-technology companies that compete with the Company for executive officers. The Compensation Committee also reviews executive compensation information for peer companies that include semiconductor companies operating in similar markets. Each executive officer’s base salary is established on the basis of the individual’s qualifications and relevant experience, their contribution and performance for the prior year, and the compensation levels of executives at similar high-technology companies. Base salary is generally reviewed once each year, but is not necessarily adjusted every year.

Variable Bonus

The Compensation Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of Company goals. The executive bonus plan is benchmarked against bonus practices of peer high-technology companies and is funded only if specified levels of corporate profitability are achieved. A pre-determined formula, which takes into account profitability against the annual plan approved by the Board, is used to determine the bonus pool. The individual executive officer’s share of the bonus pool is based upon the Compensation Committee’s assessment of each officer’s performance during the prior fiscal year and is benchmarked against bonus practices of peer high-technology companies. None of the executives has been awarded a bonus since fiscal 2001.

Stock Options

The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers and employees with stockholders of the Company. The awards provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with a long-term stake in the business. The Compensation Committee views stock options as a retention vehicle for its executive officers.

The Compensation Committee determines the appropriate quantity of stock options to award to executive officers based on the individual’s position and responsibilities with the Company, his or her performance and contribution, the value of his or her current unvested stock option holdings, and market grant practices among peer high-technology companies. Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (at least the fair market value of the common stock on the date of grant) over a specified period of time (up to 10 years from the date of grant). The options typically vest in periodic installments over a four-year period contingent upon the executive officer’s continued employment with the Company. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company’s service so the options can vest, and then only if the market price of the common stock appreciates over the option term.

In its continuing effort to ensure that equity incentive awards promote performance, the Compensation Committee has introduced some important changes in the executive officer stock option grant program. Beginning in fiscal 2005, at least 20% of the stock options awarded to executive officers will have exercise prices set at a premium to the fair market value of the common stock at the date of grant. The Compensation Committee will monitor this program carefully and seek to introduce additional measures to promote performance in its executive compensation practices.

Compensation for the Chief Executive Officer

David M. Rickey has served as the Company’s Chief Executive Officer since February 1996. On December 10, 2002, the Company entered into a three-year employment agreement with Mr. Rickey. Under the terms of the employment agreement, Mr. Rickey has agreed to continue in the employ of the Company as Chairman, President and Chief Executive Officer.

Base Salary:    The Compensation Committee reviews the Chief Executive Officer’s major accomplishments and reported base salary information for the chief executive officers of other companies in the Company’s peer group. Based on this information, the Compensation Committee recommends any salary actions to the Board. In July 2002, the Compensation Committee reduced Mr. Rickey’s base salary by 27%, to $350,000, a level at which he was compensated three years prior when the Company had comparable net revenues. Mr. Rickey’s base salary remained at $350,000 during FY04. In April 2004, the compensation Committee raised Mr. Rickey’s base salary to $425,000.

Cash Incentive:    The Compensation Committee evaluates the achievement of overall company financial and business goals when deciding whether to award a cash incentive to the Chief Executive Officer. No cash incentive was awarded to Mr. Rickey this year.

Long Term Incentive:    The Compensation Committee granted stock options to purchase a total of 3,000,000 shares of common stock to Mr. Rickey in connection with the employment agreement that he signed in December 2002. The amount included an option to purchase 560,000 shares granted as of April 1, 2003 at an exercise price of $3.32 per share, the fair market value of the common stock at the date of grant. Under the terms of the employment agreement, these options are intended to be the only options granted to Mr. Rickey during the term of the employment agreement.

Tax Deductibility

The Compensation Committee has considered the impact of Section 162(m) of the IRS Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four most highly compensated executive officers unless such compensation meets the requirements for the “performance based compensation.” As the cash compensation paid by the Company to each of its executives is expected to be below $1 million and the Compensation Committee believes that options granted under the Company’s 1992 Stock Option Plan to such officers will meet the requirements for qualifying as performance based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executives. It is the Compensation Committee’s policy to qualify to the extent reasonable its executive officer compensation for deductibility under applicable tax law. However, the Company may, from time to time, pay compensation to its officers that may not be deductible.

Arthur B. Stabenow, Chairman
Cesar Cesaratto
Wayne Price (member since March 1, 2004)

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Company’s Compensation Committee consists of Messrs. Stabenow, Cesaratto and Price. None of these directors has at any time been an officer of the Company or any subsidiary of the Company. During the last fiscal year, no interlocking relationship existed between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD (2)

The Audit Committee is comprised solely of independent directors, in accordance with Nasdaq listing standards and it operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting principles, and design of internal controls and disclosure controls and procedures to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditor, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. In addition, the independent auditor represented that, its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

In reliance on the Audit Committee’s reviews and discussions with management and the independent auditor, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended March 31, 2004.

Franklin P. Johnson, Jr., Chairman

Arthur B. Stabenow

Harvey P. White (since March 1, 2004)

(2)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

Directors’ compensation is only paid to non-employee directors.

Board of Directors Annual Retainer:  $12,000

Committee Chairman Annual Retainer:  $12,000

Committee Member Annual Retainer:  $8,000

Meeting fees:  $2,000 per Board of Directors meeting attended, $500 per telephonic Board of Directors meeting. $1,000 per Committee meeting attended, $500 per telephonic Committee meeting.

Expenses:  Reasonable travel-related expenses are reimbursed for attendance at Board and Committee Meetings.

Aggregate Directors Compensation:  In the fiscal year ended March 31, 2004, the total compensation paid to all non-employee directors as a group was $301,000.

Stock Options:  On April 1 of each year, each non-employee director is granted an option to purchase 50,000 shares of common stock if on such date, he or she has served on the Company’s Board for at least six months. The exercise price of each stock option granted is equal to the fair market value of one share of common stock on the date of grant. Options granted become exercisable or “vest” in 12 equal monthly installments following the date of grant. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation in which the Company is not the surviving corporation, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the Company will give to the director either a reasonable time within which to exercise the option, including shares as to which the option would not be otherwise exercisable, prior to the effectiveness of such event after which the option will terminate, or the right to exercise the option, including shares as to which the option would not be otherwise exercisable (or a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated individuals who served as executive officers during the fiscal year ended March 31, 2004 (the “Named Executive Officers”), and the compensation received by each officer in the prior two fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Other Annual Compensation ($)(2)		Long-Term Compensation Awards		All Other Compensation ($)(3)
		Salary ($)(1)		Bonus ($)			Securities Underlying Options/ SARs(#)
David M. Rickey	2004	350,000		—	55,859	(4)	560,000		3,120
Chairman of the Board,	2003	391,500		—	1,885		8,000,000	(5)	3,120
Chief Executive Officer and	2002	480,297		—	2,000		400,000		3,120
President

Thomas L. Tullie	2004	294,336	(7)	—	7,200	(8)	130,000		—
Senior Vice President of Sales and	2003	267,926	(9)	—	—		750,000	(10)	—
General Manager,	2002	251,777	(11)	—	—		125,000		—
Communications Business (6)

Brent E. Little	2004	240,000		—	2,000		130,000		—
Senior Vice President and General	2003	240,000		—	2,000		830,000	(13)	—
Manager, Storage Business (12)	2002	229,615		—	2,000		100,000		—

Ramakrishna R Sudireddy	2004	234,000		—	1,730		200,000		—
Senior Vice President,	2003	234,000		—	2,000		1,000,000	(14)	—
Engineering	2002	210,462		—			175,000		—

Stephen M. Smith	2004	204,446		—	1,957		175,000		—
Senior Vice President and	2003	181,000		—	1,979		205,000	(15)	—
Chief Financial Officer	2002	181,696		—	2,021		25,000		—

(1)	Includes pre-tax contributions to the AMCC 401(k) Plan.
(2)	Includes matching contribution under the AMCC 401(k) Plan.
(3)	Includes annual premiums paid by the Company on a term life insurance policy.
(4)	Includes company provided transportation of $54,128.
(5)	Includes replacement options to purchase 5,200,000 shares of common stock that were granted on May 28, 2002 in exchange for the prior cancellation of existing options for the same number of shares in connection with the Company’s stock option exchange program.
(6)	Mr. Tullie was promoted to the position of Chief Operating Officer in June 2004.
(7)	Includes commissions earned by Mr. Tullie in the amount of $94,336.
(8)	Includes a car allowance of $7,200.
(9)	Includes commissions earned by Mr. Tullie in the amount of $67,926.
(10)	Includes replacement options to purchase 650,000 shares of common stock that were granted on May 28, 2002 in exchange for the prior cancellation of existing options for the same number of shares in connection with the Company’s stock option exchange program.

(11)	Includes commissions earned by Mr. Tullie in the amount of $113,315.
(12)	Mr. Little has announced his intent to retire in December 2004. He will serve as Vice President, Corporate Marketing of the Company until December 31, 2004.
(13)	Includes replacement options to purchase 650,000 shares of common stock that were granted on May 28, 2002 in exchange for the prior cancellation of existing options for the same number of shares in connection with the Company’s stock option exchange program.
(14)	Includes replacement options to purchase 700,000 shares of common stock that were granted on May 28, 2002 in exchange for the prior cancellation of existing options for the same number of shares in connection with the Company’s stock option exchange program.
(15)	Includes replacement options to purchase 135,000 shares of common stock that were granted on May 28, 2002 in exchange for the prior cancellation of existing options for the same number of shares in connection with the Company’s stock option exchange program.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows information regarding options granted to the Named Executive Officers for the fiscal year ended March 31, 2004 and hypothetical gains on those options based on 5% or 10% annual compound stock price appreciation during the ten-year option term. All the grants were made under the Company’s 1992 Stock Option Plan. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2004.

Name	Individual Grants
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5% ($)	10% ($)
David M. Rickey	560,000	3.0437	3.32	3/31/13	1,168,836	2,961,827

Thomas L. Tullie	65,000.3533		5.89	9/2/13	240,772	610,164
	65,000.3533		5.65	12/22/13	230,961	585,302

Brent E. Little	65,000.3533		5.89	9/2/13	240,772	610,164
	65,000.3533		5.65	12/22/13	230,961	585,302

Ramakrishna R. Sudireddy	100,000.5435		5.89	9/2/13	370,419	938,714
	100,000.5435		5.65	12/22/13	355,325	900,464

Stephen M. Smith	75,000.4076		3.32	4/1/13	156,595	396,842
	50,000.2718		5.65	12/22/13	177,663	450,232
	50,000.2718		5.89	9/2/13	185,209	469,357

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period, which factors are not reflected in this table.
(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and Company policy, through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

The following table shows certain information regarding options exercised during fiscal 2004 and options held at March 31, 2004 by the Named Executive Officers. The Company had no stock appreciation rights outstanding during fiscal 2004.

	Options Exercised During Fiscal 2004		Options Held at Fiscal Year End
Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Unexercised Options Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options Exercisable/Unexercisable
David M. Rickey	—	—	6,324,167/2,555,833	1,744,125/4,089,875
Thomas L. Tullie	—	—	1,042,517/262,083	569,490/119,324
Brent E. Little	—	—	1,750,944/285,728	784,828/157,189
Ramakrishna R. Sudireddy	—	—	1,481,259/436,562	718,313/237,619
Stephen M. Smith	—	—	598,646/211,354	83,4990/221,951

OPTION EXCHANGE PROGRAM

In October 2001, the Company implemented a voluntary stock option exchange program to address the increasing inability of existing options to serve as a meaningful incentive for employees to remain in the Company’s employ. Under the program, each employee, officer or board member who held outstanding options to purchase shares of common stock with an exercise price in excess of $20.00 per share, was given the opportunity to exchange that option for a new option for the same number of shares that would be granted at least six months and one day after the completion of the option exchange program.

On November 27, 2001, the Company accepted for exchange and cancellation options to purchase an aggregate of 31.1 million shares of the Company’s common stock representing 79.2% of the options eligible to be tendered under the option exchange program. On May 28, 2002 the Company granted new options to purchase an aggregate of 30.4 million shares of the Company’s common stock to replace the eligible options that had been tendered and cancelled under the program. The exercise price per share for the new options was $6.54, the fair market value of the Company’s common stock on the grant date.

The table below provides certain information concerning our executive officers who tendered eligible options in the option exchange program and the options that were cancelled pursuant to that program. Except for the November 2001 option exchange program, the Company has not implemented any other option repricing or option cancellation/regrant programs.

TEN YEAR OPTION EXCHANGE

Name	Date of Cancellation	Number of securities underlying options at time of cancellation (#)	Market price of stock at time of cancellation ($)	Exercise Price at time of cancellation ($)(1)	Exercise price of replacement option($)	Length of original option term remaining at date of cancellation (years)
David M. Rickey	11/27/01	400,000	$15.32	14.62	$6.54	9
		4,000,000		35.98		8.5
		800,000		53.87		7.5
Thomas L. Tullie	11/27/01	125,000	$15.32	14.62	$6.54	9
		125,000		53.87		8.5
		100,000		64.06		7.75
		300,000		70.44		8.5
Brent E. Little	11/27/01	150,000	$15.32	53.87	$6.54	8.5
		100,000		14.62		9
		400,000		70.44		7.75
Ramakrishna R. Sudireddy	11/27/01	50,000	$15.32	16.59	$6.54	9
		125,000		14.62		9
		125,000		53.87		8.5
		400,000		70.44		7.75
Stephen M. Smith	11/27/01	25,000	$15.32	14.62	$6.54	9
		60,000		70.44		7.75
		50,000		53.87		8.5

(1)	Pursuant to the terms of the option exchange program, all options granted within six months of the offer date had to be cancelled and exchanged for new options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

In December 2002, the Company entered into a three-year employment agreement with David M. Rickey. Under the terms of the employment agreement, the Company granted to Mr. Rickey options to purchase an aggregate of 3,000,000 shares of common stock at exercise prices equal to the fair market value of the common stock on the date of grant. The employment agreement provides that these options are intended to be the only options granted to Mr. Rickey by the Company during the term of the agreement. The employment agreement also set Mr. Rickey’s annual salary at $350,000 subject to annual review by the Compensation Committee of the Board of Directors. In April 2004, the Compensation Committee approved an increase in Mr. Rickey’s salary to $425,000 effective as of the beginning of fiscal 2005.

The Company offers a deferred compensation plan to a select group of management or highly compensated employees of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan. The deferred compensation plan enables employees to make a pre-tax elective deferral in excess of those permitted under the Company’s 401(k) Plan. The Named Executive Officers are eligible to participate in this plan. In accordance with the terms of the deferred compensation plan, in the case of a change in control, all participants’ accounts would be distributed in a lump sum payment as soon as administratively possible. Participants in the deferred compensation plan must elect how their funds will be distributed upon retirement or termination of employment prior to contributing to the plan.

In accordance with the terms of the Company’s stock option plans, if the Company enters into certain change-of-control transactions, any option granted to purchase shares of common stock shall vest and become immediately exercisable for the number of shares that would otherwise be vested and exercisable under the terms of the option one year after the date of the change-of-control transaction. This would apply to options granted to any of the Named Executive Officers. The Company’s stock option plans provide for a post-termination exercise period upon retirement or termination of employment.

CERTAIN TRANSACTIONS

From time to time, the Company charters aircraft from a charter company for business travel purposes by Company personnel. The Board of Directors has limited such charters to company-related business at rates not to exceed market prices, up to a maximum expense of $800,000 in fiscal 2004. Often times the particular aircraft that the Company charters, is owned by a company that Mr. Rickey controls. In fiscal 2004, the Company paid approximately $689,241 to charter this particular aircraft. The Company believes these payments were equal to the charter fees that would have resulted from an arm’s length transaction.

The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The below graph compares the five-year cumulative total return for AMCC common stock with the comparable cumulative return of four indices. The graph assumes $100 invested on March 31, 1999, in AMCC common stock and $100 invested at that same time in each of the other indexes. The comparison assumes that all dividends are reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04
Applied Micro Circuits Corporation common stock	100	1404	309	150	61	107
S&P 500 Total Return Index	100	118	93	93	70	95
Nasdaq National Market Total Return Index	100	186	74	75	55	81
Nasdaq Electronic Components Stocks Industry Index	100	290	91	96	56	97
Nasdaq Telecommunications Stocks Industry Index	100	151	53	29	21	29

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2005 and has further directed the Company to submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Applied Micro Circuit Corporation’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

AUDIT AND OTHER FEES

The following tables set forth the aggregate fees billed by Ernst & Young LLP for the services indicated for the year ended March 31:

	2004	2003
Audit	224,500	215,500
Audit Related	104,392	129,712
Tax	121,275	486,024
Other	—	—
Total	450,167	831,236

Audit Fees.    Audit fees include the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements.

Audit Related Fees.    Audit related fees included fees for among other things, accounting consultations, acquisition-related work, registration statements and statutory required audits in certain locations outside the U.S. where the company has operations.

Tax Fees.    Tax fees consist of tax preparation services for employees on foreign assignment, technical tax advise on U.S. international tax matters, assistance with foreign income tax return preparation, transfer pricing analysis, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, consultation regarding tax implications of acquisitions and assistance with tax audit defense matters.

All Other Fees.    There were no other fees billed by Ernst & Young LLP.

The Audit Committee has determined the rendering of the tax consulting services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

The Audit Committee of the Board of Directors

Recommends a Vote in Favor of Proposal 2.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AMCC stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you are holding a physical stock certificate, direct your written request to Computershare Investor Services, LLC, Marta De La Torre, Relationship Manager, 2 N La Salle Street, Chicago, IL 60602. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen M. Smith
Secretary
July 16, 2004

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2004 is available without charge upon written request to: Investor Relations, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121 or available on line at www.amcc.com.

APPLIED MICRO CIRCUITS CORPORATION INVESTOR RELATIONS 6290 SEQUENCE DRIVE SAN DIEGO, CA 92121	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting
instructions and for electronic delivery of
information up until 11:59 P.M. Eastern Time
the day before the cut-off date or meeting date.
Have your proxy card in hand when you access
the web site and follow the instructions to
obtain your records and to create an electronic
voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your
voting instructions up until 11:59 P.M. Eastern
Time the day before the cut-off date or meeting
date. Have your proxy card in hand when you
call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return
it in the postage-paid envelope we have
provided or return it to Applied Micro Circuits
Corporation, c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APMCC1	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MICRO CIRCUITS CORPORATION

THE GOVERNANCE AND NOMINATING COMMITTEE RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED UNDER ITEM 1

1. To elect as Directors of Applied Micro Circuits Corporation the nominees listed below.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01)David M. Rickey	05) L. Wayne Price	☐	☐	☐
02)Roger A. Smullen, Sr.	06) Arthur B. Stabenow
03)Cesar Cesaratto	07) Harvey P. White
04)Franklin P. Johnson, Jr.

	For	Against	Abstain
THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR ITEM 2

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2005.	☐	☐	☐

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the annual meeting is July 6, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

APPLIED MICRO CIRCUITS CORPORATION

6290 SEQUENCE DRIVE

SAN DIEGO, CA 92121

The Annual Meeting of Stockholders of Applied Micro Circuits Corporation, a Delaware corporation (the “Company”), will be held at the principal offices of the Company, located at 6290 Sequence Drive, San Diego, California, 92121 on Wednesday, September 1, 2004, at 10:00 a.m., local time, for the purposes stated on the reverse side. The undersigned hereby appoints David M. Rickey and Stephen M. Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Applied Micro Circuits Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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